Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of Virtual Piggy, Inc. of our report, dated March 15, 2013, with respect to the financial statements and the effectiveness of internal control over financial reporting, which appears in Virtual Piggy, Inc.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

December 24, 2013